Exhibit 10.33
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[LETTERHEAD OF Marine Midland Bank]

Commercial Finance Department


                                                          April 30, 1997


Alan J. Karp, President
Standard Funding Corp. Inc.
335 Crossway Park Drive
Woodbury, NY 11797


Dear Alan,

We are pleased to advise you that Marine Midland Bank, ("the Bank") has approved for Standard Funding Corp. ("the Company") a one year $6,000,000.00 unsecured credit facility to provide working capital which will be utilized to support the financing of installment loans receivable under premium financing agreements.

This facility will be priced as follows:

Interest Rate: LIBOR plus 140 basis points

Unused Line Fee: .50 of unused line, and payable quarterly.

Financial Reporting:

1. Receipt of year end financial statements prepared on an audited basis within 90 days of fiscal year end, with quarterly financial statements to be received prior to 45 days from each quarter end.

2. Quarterly list of Bank lines of credit detailing available lines, outstandings and expiration dates.

3. Evidence of no prior waivers or evidences of default on existing lines of credit.

Other Conditions:

- A default in any other Bank obligations to include senior debt, subordinated debt, commercial paper and/or junior subordinated debt, will trigger a default on our credit accommodation.

-     Approval subject to a pre--funding procedures review.
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Standard Funding Corp.
Page 2


Advances under the line will be made at our discretion from time to time and all advances are repayable under the terms of the note executed at the time of each advance. It is understood that the line of credit is uncommitted and that availability under the line shall remain subject to our evaluation of the borrower as an acceptable credit risk.

If these terms are acceptable to you, please acknowledge and forward the enclosed copy of this letter to me.

                                Sincerely,

                                /s/ John S. Wamboldt
                                --------------------
                                John S. Wamboldt
                                Vice President

JSW/1k


Agreed and Accepted: Standard Funding Corp.

/s/ Alan J. Karp                 5/5/97
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Alan J. Karp, President          Date

/s/ David E. Fisher              5/5/97
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David E. Fisher, Treasurer       Date